GenVec, Inc.
Terms of At-Will Employment

Employee Name:     Thomas A. Davis, M.D.

Position:        Chief Medical Officer

    Start Date: On or about July 25, 2005

    Business Hours: 8:30 a.m. - 5:30 p.m.

    Salary: $300,000/annually to be paid in semi-monthly installments

Sign-On Bonus:

$150,000 - payment to be made with first payroll check after start date. This payment will be grossed up for tax purposes.

Milestone Incentive:

$50,000 - potential net payment to be made in January 2006 if GenVec completes accrual of its 74 patient trial in pancreatic cancer by December 31, 2005.

BENEFITS

Bonus:

Eligibility and distribution of bonus is based on achievement of corporate and individual objectives in accordance with the approved GenVec Compensation Plan. Bonus is based on a percentage of base salary and targeted to the level and position of the employee. Currently performance bonus for a Vice President level is targeted at 25% of base salary. Data is reviewed annually to determine the competitive target percent.

Equity:

A new hire grant of 300,000 stock options to purchase shares of Common Stock at a strike price equal to the fair market value as determined by the Board of Directors as of the date of grant will be recommended for Board ratification. Such options will be issued under and subject to the terms and conditions of the Company’s Stock Option Plan and will begin vesting as of the start date.

GenVec offers a comprehensive package of benefits to all regular full-time employees. Listed below are the benefits currently provided to GenVec employees. GenVec reserves the right to change, amend, eliminate or add benefits at any time. The Company pays for the cost of some benefits; the employee and the Company share the cost for other benefits.

Employee Stock Purchase Plan:

GenVec provides employees with an opportunity to purchase Common Stock of the Company at a discounted price through accumulated payroll deductions.

Medical Insurance:

GenVec provides insurance to all regular full-time employees and their eligible dependents for major medical, surgical and hospital expenses under a Preferred Provider Network (“PPO”) Plan or Point of Service Open Access (“POS”)Plan through CareFirst Blue Cross/Blue Shield of Maryland. The employee has the option to select whichever plan is most appropriate for their medical needs. Payroll deductions for the employees’ portion of the medical insurance premium are taken on a semi-monthly pre-tax basis through the Flexible Benefits Plan. Coverage for the Plan begins on the first day of employment. If the employee elects the PPO Plan, GenVec pays 70% of the premium coverage for the employee, dependents, and/or significant other. If the employee elects the POS plan, GenVec pays 80% of the premium coverage for the employee, dependents, and/or significant other.

Dental Insurance:

GenVec provides dental insurance to all regular full-time employees and their eligible dependents through the Cigna Insurance PPO Dental Plan. Preventive care such as cleanings and x-rays, are reimbursed at 100% of the usual and customary charges. Minor and major dental care is subject to a deductible. Coverage for the Plan begins on the first day of employment. Open enrollment is December for each new calendar year. GenVec pays 80% of the premium coverage for the employee, dependents, and/or significant other.

Section 125c (Cafeteria Plan) - Flexible Benefits Plan:

Section 125c of the Internal Revenue Code allows employers to provide a Flexible Benefits Plan to their employees. The Plan allows employees to receive tax-free reimbursements for eligible health care and/or dependent care expenses and allows employees to pay for their medical insurance premiums with pre-tax dollars.

The three tax-free benefits available to employees through the Flexible Benefits Plan are:

Premium Conversion:

This benefit allows employees to convert the dollars they pay for medical/dental insurance premiums from after-tax dollars to pre-tax dollars. Using Premium Conversion, employees will no longer pay Federal, State and FICA taxes on their portion of medical/dental insurance premiums deducted from their paycheck.

Health Care Flexible Spending Account (FSA):

Employees may elect to contribute up to $5,000 per year to a Health Care FSA to pay for their eligible medical, dental, and vision care expenses. The dollars deposited in a Health Care FSA will not be subject to Federal, State and FICA taxes. Participants will receive tax-free reimbursement from this Account for eligible health care expenses incurred by the employee, the employee’s spouse or the employee’s eligible dependents.

Dependent Care Flexible Spending Account (FSA):

Employees may elect to contribute up to $5,000 per year to a Dependent Care FSA to pay for dependent care expenses. Eligibility requirements include that both the employee and spouse work full-time or the non-working spouse is a full-time student. The dollars deposited in a Dependent Care FSA will not be subject to Federal, State and FICA taxes. These expenses include baby-sitters, day-care centers and providers of serviced in-home to care for dependents who are unable to care for themselves. This also includes care for an elderly dependent for whom the employee legally claims exemption.

GenVec 401(k) Plan:

GenVec offers a 401(k) retirement saving plan that allow employees to take pre-tax dollars and deposit them into a highly flexible investment portfolio account. Employees may elect to contribute up to the IRS annual limit. GenVec matches 50% of the first 5% of the employee’s contribution. Employee contributions are 100% vested immediately; the employer-matching portion vests over four (4) years of service. The Plan allows employees to rollover their prior employer’s qualified 401(k) savings into the GenVec 401(k) Plan upon hire or at any time during employment with GenVec. Complete information concerning the GenVec 401(k) Plan will be furnished to employees when they become eligible for participation in the Plan.

Short Term Disability (STD):

GenVec allows regular full time employees to take STD for up to 3 months for medical conditions that are deemed necessary by a qualified physician. Employees are eligible for STD upon successful completion of their introductory period of employment. Employees must provide the Company with written notice of this disability, including a doctor’s certificate stating the nature of the disability and the expected date of return to work. The employee will receive up to 80% of their salary less taxes and benefit payments.

Long Term Disability (LTD):

GenVec provides LTD Insurance, to all regular full-time employees at no cost to the employee. Long-term disability becomes effective after the short-term disability period has expired. LTD covers 60% of the employee’s salary less taxes and benefit payments, up to $10,000 per month. An employee must provide written notice of their disability to the Company, accompanied by a doctor’s certificate stating the nature of the disability and the expected date of return to work.

Life Insurance with Accidental Death and Dismemberment:

GenVec covers the cost of life insurance for all regular full-time employees at one times annual salary up to a maximum of $250,000, in the event of death or accidental dismemberment. This benefit is payable to the employee or designated beneficiaries.

Supplemental Life Insurance:

GenVec also offers its regular full-time employees a Portable Voluntary Group Life Insurance policy. An employee may elect to purchase up to $500,000 of life insurance for themselves and their spouse, and $10,000 for their dependent children. The cost will be deducted directly from the employee’s payroll check.

Tuition Reimbursement:

To further develop staff skills, GenVec encourages employees to continue their education. If an employee wishes to enroll in college courses from an accredited college or university, he/she should discuss the matter with his/her supervisor. GenVec may assist with cost reimbursement of tuition and fees up to the IRS limit, which is currently $5,250 per year.

Employee Assistance Program (EAP):

GenVec provides, at no cost to the employee, an Employee Assistance Program. An EAP is a benefit that provides confidential and professional assessment and referral assistance for employees experiencing personal problems that may be affecting work performance, job satisfaction, or overall quality of life.

Long Term Dependent Care:

GenVec offers its regular full-time employees a voluntary group plan for long term care for chronically ill dependents or elderly parents.

Vacation:

Four (4) weeks (20 days) vacation to accrue per semi-monthly pay period commencing with the hire date during the first year of employ; thereafter as indicated in the Employee Handbook.

Sick Leave:

Sick leave is provided for employee’s benefit during periods of non-occupational illness, hospitalization, and convalescence, and to provide paid time for outpatient and medical/dental appointments for the employee or a family member. Eligible employee will accrue sick leave at a rate of four (4) hours per pay period or twelve (12) days on an annualized basis. Sick leave will be carried over from year to year but is not vested and will not be paid out upon termination.

Personal Leave:

GenVec provides three personal days per calendar year for regular full-time employees. Personal days are awarded on a pro-rated basis for regular full-time depending on the start date. Based on your anticipated start date, you will receive one (1) personal days.

Holiday Leave:

GenVec generally provides about ten (10) paid holidays during the calendar year. Additionally, each employee receives two personal floating holidays to be taken at their discretion with the prior approval of their supervisor. In December of each year, the specific holidays and corresponding date will be announced.

At-Will Employment:

You should be aware that your employment with GenVec is for no specified period and constitutes at-will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, GenVec is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice.

By signing this agreement, employee agrees to abide by all Company policies and procedures as a condition of employment.

Agreed to and Accepted By:

/s/Thomas A. Davis
Thomas A. Davis, M.D.       Date